UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

Landmark Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33203	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502
(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)            Following its competitive review of independent registered public accounting firms, the Audit Committee of the Board of Directors of Landmark Bancorp, Inc. (the “Company”) on September 26, 2014, dismissed KPMG LLP (the “Former Accountant”) as the Company’s principal independent registered public accounting firm.

No audit report of the Former Accountant on the Company’s financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and subsequent interim period preceding the Former Accountant’s dismissal, there was no disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with the Former Accountant on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreement (if not resolved to the satisfaction of the Former Accountant) would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the Company’s two most recent fiscal years and subsequent interim period preceding the Former Accountant’s dismissal, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided the Former Accountant with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “Commission”) and requested the Former Accountant to furnish the Company with a letter addressed to the Commission stating whether the Former Accountant agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of the Former Accountant’s letter, dated October 2, 2014, is attached as Exhibit 16.1 to this Form 8-K.

(b)            In conjunction with its competitive review of independent registered public accounting firms noted above, on October 1, 2014, the Company formally engaged Crowe Chizek LLP (the “Current Accountant”) to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements.

During the Company’s two most recent fiscal years and subsequent interim periods preceding the Current Accountant’s engagement, neither the Company nor anyone on its behalf consulted the Current Accountant regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by the Current Accountant to the Company that the Current Accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Former Accountant’s Letter dated October 2, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014	Landmark Bancorp, Inc.

	By:	/s/ Mark A. Herpich
	Name: Title:	Mark A. Herpich Vice President, Secretary, Treasurer and Chief Financial Officer